Exhibit 10.1

CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (the “Agreement”) is made by and among CVB Financial Corp. and Citizens Business Bank (collectively, the “Company”), on the one hand, and Richard C. Thomas (the “Consultant”), on the other hand, for the following purposes and with reference to the following facts:

I.   RECITALS

WHEREAS, Consultant will remain employed by the Company up through and including July 1, 2016, at which time he will retire and voluntarily resign his employment with the Company. Thereafter, the Company agrees to retain Consultant as a consultant.

NOW THEREFORE, in consideration of the covenants and promises contained in this Agreement and for other good and valuable consideration, it is hereby agreed among the parties as follows:

II.  TERMS OF THE AGREEMENT

1.        Consultant’s Retirement.  Pursuant to this Agreement, Consultant will retire and voluntarily resign his employment with the Bank as of July 1, 2016 (the “Retirement Date”).

2.        Consulting Engagement.

a.          General.    The Company and Consultant agree that, effective on the Retirement Date, Consultant will become an independent consultant to the Company in accordance with the terms and conditions set forth in this Agreement.

b.          Consulting Services.      During the Term (as defined below) of this Agreement, Consultant shall provide consulting services to the Company. The services to be provided by Consultant under this Agreement are personal in nature and are based on his unique skills, knowledge and talents as they relate to the financial affairs and business of the Company, and shall include assisting the Company with accounting and finance advice and related projects. On an as-needed basis, Consultant may be asked to participate in telephone calls or meetings from time to time (collectively, such services to be provided pursuant to Section 2(b) herein, the “Services”).

c.          Outside Engagements.    Pursuant to Paragraph 10 below, the Company agrees that Consultant’s engagement under this Agreement will be non-exclusive and will be limited in time so as to permit Consultant to perform duties for another company or entity, as he so desires, subject to the limitations set forth in Paragraph 7.

3.        Term of Agreement.   This Agreement is effective from the Retirement Date to and including December 31, 2016 (the “Term”), unless terminated earlier by Consultant for any reason or by the Company for cause due to breach of a material term of Paragraph 7, 8 or Paragraph 9 of this Agreement as reasonably determined by the Company. Any such termination shall be effective only upon at least thirty (30) days’ notice to the other party. Upon termination of this Agreement, Consultant will not provide any further Services pursuant to Section 1 hereof and shall not be entitled to any compensation pursuant to Section 2 hereof. All other provisions of this Agreement shall survive any termination of this Agreement.

4.        Compensation and Billing.    As compensation for the Services performed by Consultant, the Company agrees to pay Consultant (i) the sum of $25,000 per month for the Term, for a total of $150,000, and (ii) the sum of $2000 per month for the Term, for a total of $12,000, to cover in part or whole any COBRA or other benefit costs which Consultant elects to incur. Such payments shall be rendered to Consultant by the Company within five (5) business days of the end of each calendar month during or immediately after the Term.

5.        Independent Contractor Relationship.      The parties agree that Consultant’s relationship with the Company is that of an independent contractor, and nothing in this Agreement shall be interpreted or construed as creating or establishing an employment relationship, partnership, agency, or joint venture between the Company and Consultant after the Retirement Date and during the Term or thereafter. Consultant shall not be entitled to any of the benefits that Company may make available to its employees.

a.         Consultant is not authorized to make representations, contracts, or commitments on behalf of the Company.

b.         Consultant is solely responsible for all taxes, withholdings, and other similar statutory obligations incurred as a result of the compensation paid by the Company to Consultant with respect to the Services performed under this Agreement. Consultant agrees to defend, indemnify, and hold the Company harmless from any and all claims, costs, losses, fees, penalties, interest or other damages suffered by or chargeable to the Company by any entity on account of any alleged failure by Consultant to satisfy any such tax or withholding obligations. No part of Consultant’s compensation will be subject to withholding by the Company for payment of any social security, federal, state or any other employee payroll taxes. The Company will report amounts paid to Consultant by filing a Form 1099-MISC with the Internal Revenue Service.

c.         Consultant, and not the Company, shall have the sole discretion to determine the method, means, and location of performing the Services. Consultant also shall not be required to report to work at the Company offices during any particular work hours. Consultant will supply all equipment necessary to perform the Services unless otherwise requested or agreed by the Company.

6.        Expenses.    The Company agrees to reimburse Consultant for reasonable and necessary expenses, if any, incurred in connection with the Services, if such expenses are approved in advance by the Company in writing. Otherwise, all expenses incurred by Consultant in the performance of the Services shall be borne by Consultant as Consultant’s business expenses.

7.        Confidential Information.    Consultant understands that the Company possesses rights to Proprietary Information, and Consultant agrees to hold the Company’s Proprietary Information in strict confidence, and not to use or disclose such Proprietary Information except as is necessary for Consultant to perform the Services under this Agreement. For purposes of this Agreement, “Proprietary Information” shall mean all non-public information, records or documents, or all intellectual property of the Company, including, but not limited to, (a) information regarding customers or prospective customers of the Company or any of its subsidiaries or affiliates, including financial information, names, locations and requirements of customers or prospective customers, customer lists, customer contact information, deposit account information, investment information, credit information, and information regarding counterparties, vendors, suppliers or personnel or any other person having a business relationship with the Company, or any of their respective subsidiaries or affiliates, including the names, locations, practices, and requirements of any of the foregoing; (b) all trade secrets (including “trade secrets” as defined in Section 3426.1 of the California Civil Code), proprietary rights, processes, and other intellectual property and intangible assets or property (whether or not copyrighted or copyrightable or patented or patentable), owned or licensed by the Company, or any of their respective subsidiaries or affiliates, or directly or indirectly useful in any aspect of the business or affairs of the Company, or any of their respective subsidiaries or affiliates; (c) current or proposed transactions, business strategies, or other confidential or secret development or research work of the Company, or any of their respective subsidiaries or affiliates, including information concerning any future or proposed services or products; (d) financial condition, projected earnings, reserves, and accounting, cost, revenue and other financial records, documents and information, and the contents thereof, of the Company, or any of their respective subsidiaries or affiliates; (e) documents, contracts, agreements, correspondence, and other similar business records of the Company, or any of their respective subsidiaries or affiliates, including deposit account agreements, consumer loan documents and disclosures, and commercial loan documents and disclosures; (f) confidential or secret designs, software code, know how, processes, formulae, plans and devices owned or used by the Company, or any of their respective subsidiaries or affiliates; (g) service mark applications, patents, patent applications and works of authorship of the Company, or any of their respective subsidiaries or affiliates; (h) knowledge, information, and materials owned or licensed by the Company, or any of their respective subsidiaries or affiliates or directly or indirectly useful in, or directly or indirectly relating to, the Company or any of their respective subsidiaries or affiliates; (i) the Company’s policies and procedures; (j) information regarding compensation of employees and other service providers or regarding changes in personnel of the Company, or any of their respective subsidiaries, affiliates, and divisions; (k) supervisory and examination information or communications between the Company and their respective regulators; and (l) internal or external audit information regarding the Company and their respective compliance activities.

8.        Ownership and Return of Bank Property.    All Proprietary Information as defined in Paragraph 7 above furnished to Consultant by the Company, and all work product and/or other deliverables produced by Consultant in the performance of the Services under this Agreement (collectively, the “Company Property”) are the sole and exclusive property of the Company. At the Company’s request and no later than five (5) business days after such request, Consultant shall destroy or deliver to the Company, at the Company’s option, (a) all Company Property in Consultant’s possession, custody, or control, (b) all tangible media of expression in Consultant’s possession or control which incorporate or in which are fixed any such Company Property, and (c) written certification of Consultant’s compliance with Consultant’s obligations under this sentence.

9.        Non-Solicitation.  Consultant agrees that, during the Term of this Agreement and for one year thereafter, Consultant will not, either directly or through others, solicit or attempt to solicit any employee, manager, consultant, or independent contractor of the Company to terminate his or her relationship with the Company in order to become an employee, manager, consultant, or independent contractor to or for any other person or entity.

10.      Conflict of Interest.     This Agreement is non-exclusive, and Consultant is permitted to engage in any work, contract, or third party obligations, including those that may be in competition with the Company, as long as such work, contract or third party obligations do not otherwise involve any violation by Consultant of any other term or condition of this Agreement.

11.      Assignment.       Neither party hereto may assign this Agreement without the written consent of the other party.

12.      Notices.   All notices required or given herewith shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery at the time of delivery; (ii) by overnight courier upon written verification of receipt; (iii) by certified or registered mail, return receipt requested, upon verification of receipt; or (iv) by telecopy or facsimile upon acknowledgment of receipt of transmission. Notices shall be sent to the addresses sent forth below or such other address as either party may specify in writing:

To the Company:	Citizens Business Bank 701 North Haven Avenue Ontario, CA 91764 Attention: David M. Krebs

To the Consultant:	Richard C. Thomas 3870 Greenhill Road Pasadena, CA 91107

13.      Governing Law. This Agreement shall be governed in all respects by the laws of the State of California without regard to the conflict of law provisions thereof.

14.      Arbitration. Any and all disputes, controversies or claims arising under or in any way relating to the interpretation, application or enforcement of this Agreement, or Associate’s consulting arrangements with the Company, including without limitation any claim by Associate that he was fraudulently induced to enter into this Agreement shall be settled by final and binding arbitration under the auspices and rules of the American Arbitration Association. Any such arbitration must be filed in or around Ontario, California, and shall be heard by a single arbitrator acceptable to both Associate and the Company, and the laws of the State of California shall control except where federal law governs. The prevailing party in any such arbitration proceeding shall be entitled to reasonable costs and attorney’s fees. The award of the arbitrator is to be final and enforceable in any court of competent jurisdiction.

15.      Severability.   If any provisions of this Agreement should be held to be illegal, invalid or unenforceable by a court of law or an arbitrator, the legality, validity, and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

16.      Entire Agreement.  This Agreement constitutes the entire agreement between the parties regarding this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. This Agreement can only be modified by a subsequent agreement of the parties in writing.

IN WITNESS WHEREOF, the parties have executed this Consulting Services Agreement on the dates set forth below.

CITIZENS BUSINESS BANK	CONSULTANT

David M. Krebs	Richard C. Thomas
Senior Vice President
Director of Human Resources	###-##-####
Tax Identification Number

DATE: 4/25/16	DATE: 4/25/16